UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 4, 2017

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

In connection with the disposition of Terex Corporation’s (“Terex” or the “Company”) Material Handling and Port Solutions business (the “MHPS Business”) described in Item 2.01 below (the “Disposition”), the Company received, among other consideration, 19,600,000 shares of newly issued Konecranes Plc (“Konecranes”) Class B stock. The Company and Konecranes entered into a Stockholders Agreement (the “Stockholders Agreement”), dated as of January 4, 2017, providing for certain restrictions, including Terex’s commitment that it will not directly or indirectly sell or otherwise transfer the shares of Konecranes stock received by the Company for a period of three months, subject to certain exceptions, including transfers to affiliates. In addition, under the Stockholders Agreement, Terex is subject to certain standstill obligations for a four-year period, as well as some limited obligations following the initial four-year period. Terex also has customary registration rights pursuant to a registration rights agreement between Terex and Konecranes entered into on January 4, 2017 (the “Registration Rights Agreement”). The foregoing summaries of the Stockholders Agreement and Registration Rights Agreement set forth above are qualified by reference to such agreements filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 4, 2017, the Company completed the previously announced Disposition to Konecranes and certain of its subsidiaries pursuant to the terms of that certain Stock and Asset Purchase Agreement (the “SAPA”) between the Company and Konecranes, dated as of May 16, 2016, as amended. The Company received 19,600,000 shares of newly issued Konecranes Class B stock and approximately $595 million and €200 million cash, as adjusted for estimated amounts of cash, debt, working capital and the Stahl Crane Systems (“Stahl”) divestiture being undertaken by Konecranes in connection with the Disposition. The final Disposition consideration will be adjusted based on the actual amounts of cash, debt, working capital, 2016 MHPS Business EBITDA, the 2015 EBITDA of Stahl and the Stahl divestiture proceeds. The foregoing summary of the SAPA set forth above is qualified by reference to such agreement, as amended, which are included as Exhibits 2.1 and 2.2 hereto and are incorporated herein by reference.

In connection with the Disposition, the Company and Konecranes entered into certain ancillary agreements, including a Transition Services Agreement, dated as of January 4, 2017, under which the parties will provide one another certain transition services to facilitate the separation of the MHPS Business being disposed from the businesses being retained by the Company and interim operations of the MHPS Business being acquired by Konecranes.

As part of the Disposition, Konecranes’ articles of association were amended to create the new class of B shares. Pursuant to the Stockholders Agreement and amended articles of association, Terex will be entitled to nominate up to two members to the Board of Directors of Konecranes as long as Terex’s or its group companies' shareholding in Konecranes exceeds certain agreed thresholds. Terex's initial Board nominees are David Sachs and Oren Shaffer as of closing of the transaction.

A copy of the press release announcing the completion of the Disposition is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01. Other Events.

Terex issued a press release on January 4, 2017, announcing the redemption (the “Redemption”) of $300 million of its outstanding 6.00% Senior Notes due 2021 and intention to retire all $300 million of its 6.50% Senior Notes due 2020. The full text of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial information giving effect to the Disposition is reflected in Exhibit 99.3 and are incorporated herein by reference.

(d)	Exhibits

2.1    Stock and Asset Purchase Agreement, dated as of May 16, 2016, by and between Terex Corporation and Konecranes Plc (incorporated by reference to the Current Report on Form 8-K of Terex Corporation filed with the Securities and Exchange Commission on May 19, 2016)

2.2    Amendment No. 1 to the Stock and Asset Purchase Agreement, dated as of June 21, 2016 by and between Terex Corporation and Konecranes Plc (incorporated by reference to the Current Report on Form 8-K of Terex Corporation filed with the Securities and Exchange Commission on June 24, 2016)

10.1 Shareholders Agreement, dated as of January 4, 2017 by and between Terex Corporation and Konecranes Plc

10.2    Registration Rights Agreement, dated as of January 4, 2017 by and between Terex Corporation and Konecranes Plc

99.1    Press release of Terex Corporation issued on January 4, 2017 regarding the Disposition

99.2    Press release of Terex Corporation issued on January 4, 2017 regarding the Redemption

99.3    Unaudited Pro Forma Condensed Consolidated Financial Information giving effect to the Disposition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2017

TEREX CORPORATION

By: /s/Eric I Cohen_______
Eric I Cohen Senior Vice President, Secretary and General Counsel